Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

ISATORI, INC. REPORTS FIRST QUARTER OPERATING RESULTS

HIGHLIGHTS OF QUARTER INCLUDE LAUNCH OF NEW PRODUCTS,

UPGRADE OF INTERNET MARKETING INFRASTRUCTURE, AND

CONTINUED PROGRESS IN MASS-MARKET EXPANSION

GOLDEN, CO (MarketWired, May 15, 2013) -- iSatori, Inc. (OTCQB: IFIT), an emerging leader in the development and marketing of scientifically engineered nutritional supplements for healthier lifestyles, today announced its first quarter 2013 financial results, which are summarized in the following table. A complete report of the Company’s financial results will be available via its Form 10-Q quarterly report filed with the Securities and Exchange Commission today.

iSatori, Inc.

Comparative Summary of First Quarter Results

for 2013 and 2012 ($000’s)

	First Quarter: March 31
	2013	2012
Gross Sales[1]	$2,919	$2,796
Operating Profit (Loss)	<$81>	$297
Pre-Tax Profit (Loss) per GAAP	<$253>	$668
Less: Product Line Divestiture[2]	N/A	<$500>
Less: Derivative Valuation [3]	<$230>	<$16>
Non-GAAP Pre-Tax Profit (Loss)	<$23>	$184

1

Does not include cost of returns, promotions, coupons, or other sales discounts used to calculate net sales in accordance with GAAP. Net Sales for the period were $2.204 million and $2.445 million for 2013 and 2012 respectively; please see Company’s quarterly SEC report on Form 10-Q as mentioned above.

2

Excludes gain of $500,000 realized in Quarter 1 of 2012 upon the sale of dormant children’s vitamin product line by iSatori.

3

Excludes non-cash net effect of valuation of various derivatives.

Gross sales (non-GAAP) of approximately $2.9 million for the quarter ended March 31, 2013, compared with first quarter 2012 gross sales of approximately $2.8 million. The Company’s pre-tax loss (GAAP) for the 2013 first quarter of <$253,000> did not include the benefit of a $500,000 gain realized by the Company in the first quarter of 2012 upon its sale of a dormant product line. A non-GAAP pre-tax loss of <$23,000> in the first quarter of 2013 can be compared with a non-GAAP pre-tax income of $184,000 in the first quarter of 2012. Non-GAAP results for both 2013 and 2012 exclude (1) the one-time gain of $500,000 from a product line divestiture in 2012 and (2) the non-cash net effect of valuation of various derivatives in both years.

Commenting on the Company’s financial results, Stephen Adele, Founder and CEO of iSatori, noted, “2013 is developing into an exciting year for iSatori as we proceed with our expansion into the mass market and continue to develop and launch new, category-defining nutritional supplements. While our first quarter 2013 financial results continued to reflect certain costs related to these investments, we are very excited about the growth opportunities available to the Company during the balance of the year and beyond. Our optimism regarding the future revolves around a number of strategic initiatives we began implementing during the second half of 2012.

“Specifically, we have successfully upgraded our Internet marketing infrastructure in a manner that has increased our customer response rate and is expected to lead to improved customer loyalty and higher lifetime values in our direct-to-consumer marketing programs. We have also accelerated our research and development activities to achieve our goal of introducing at least four new products annually.  During the past three months, we have already launched two successful nutritional supplement products into the specialty and wholesale markets. Finally, we achieved major breakthroughs in our ‘mass market’ expansion initiative with our entry into Walgreens and Duane Reade, which are now carrying our time-released Energize tablets in over 6,700 drugstores throughout the United States. Our objective is to establish relationships with two more leading national mass merchandisers this year, as we aggressively pursue the mass-market channel, which is responsible for more than 70 percent of the $30 billion yearly nutritional supplement sales in the U.S.  We believe iSatori can replicate the success it has achieved in specialty retail and direct-to-consumer marketing within the mass-market sales channel, thereby creating the potential for much greater sales in the future.”

Non-GAAP Financial Measures

iSatori, Inc. has provided financial information in this release that has not been prepared in accordance with GAAP.  This information includes non-GAAP adjusted net income (loss).  iSatori uses such non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating iSatori’s ongoing operational performance.  The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to evaluate ongoing operating results and trends, and in comparing its financial measures with other companies in iSatori’s industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above.

Reconciliation of Gross Sales
	First Quarter: March 31
	2013	2012
Net Sales	$2,204	$2,445
Add back returns, promotions, coupons, or other sales discounts	$715	$351
Gross Sales	$2,919	$2,796

About iSatori, Inc.

iSatori, Inc. is a consumer products firm that develops and sells nutritional products in the performance, weight-loss, and energy markets through online marketing, Fortune 500 retailers, and thousands of retail stores around the world. More information about the Company is available at www.iSatori.com.

The Company is headquartered in Golden, Colorado (Denver metropolitan area), and its common stock trades on the OTCQB market under the symbol “IFIT.”

Forward-Looking Statements

Statements made in this news release relating to the Company’s future sales, expenses, revenue, product developments, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in demand for the Company’s products, the availability and price of ingredients necessary to manufacture such products, and the outcome of any current or future litigation regarding such products or similar products of competitors. All forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update any such statement.

Contacts:

iSatori, Inc.	R.J. Falkner & Company, Inc.
Stephen Adele, 303-215-9174	Jerry Falkner, 800-377-9893
PR@isatori.com	info@rjfalkner.com

iSatori, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$2,655,837	$1,655,453
Investments	-	965,886
Accounts receivable
Trade, net of allowance for doubtful accounts	1,177,638	1,240,736
Income tax receivable	102,452	102,452
Other receivables - current portion	9,850	9,850
Inventories	1,360,729	1,292,105
Assets held for sale	83,823	29,338
Deferred tax asset, net	119,032	119,032
Prepaid expenses	119,621	156,431
Total current assets	5,628,982	5,571,283

Property and equipment:
Leasehold improvements	7,928	-
Furniture and fixtures	81,620	56,680
Office equipment	65,901	36,600
Computer equipment	325,941	323,648
Dies and cylinders	49,422	49,422
Less accumulated depreciation	(355,828)	(333,388)

Net property and equipment	174,984	132,962

Note Receivable – net of current portion	81,714	81,714

Other assets:
Deferred tax asset, net	97,844	97,844
Deposits and other assets	39,339	42,956
Debt Issuance Costs	2,500	4,375
Total other assets	139,683	145,175
Total assets	$6,025,363	$5,931,134

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$755,522	$518,150
Accrued expenses	108,768	242,301
Line of credit, less debt discount	1,173,155	1,173,155
Current portion of notes payable	23,888	-
Total current liabilities	2,061,333	1,933,606

Long-term liabilities
Derivative liability	880,696	701,852
Total long-term liabilities	880,696	701,852

Commitments and contingencies (Notes 1,3 and 4)

iSatori, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Continued)

	March 31,	December 31,
	2013	2012

Stockholders' Equity:
Convertible preferred stock, $0.01 par value, 750,000 shares authorized; 22,500 shares issued and outstanding ($450,000 of liquidation value)	225	225
Common stock, $0.01 par value, 56,250,000 shares authorized; 12,622,756 shares issued and outstanding	126,228	126,228
Additional paid-in capital	4,393,846	4,343,069
Accumulated deficit	(1,436,965)	(1,173,846)
Total stockholders’ equity	3,083,334	3,295,676
Total liabilities and stockholders' equity	$6,025,363	$5,931,134

iSatori, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	March 31	March 31
	2013	2012
Revenues:
Product revenue (Net of returns and discounts)	$2,203,856	$2,445,407
Royalty revenue	32,710	30,581
Other revenue	19,800	23,729
Total revenue	2,256,366	2,499,717

Cost of sales	1,045,113	951,028
Gross profit	1,211,253	1,548,689

Operating Expenses:
Selling and marketing	316,175	473,679
Salaries and labor related expenses	534,328	480,536
Administration	416,447	279,796
Depreciation and amortization	25,016	17,828
Total operating expenses	1,291,966	1,251,839

Income (loss) from operations	(80,713)	296,850

Gain on sale of product lines	-	499,525
Other expense	(124,359)	(16,080)
Financing expense	(46,761)	(50,603)
Interest expense	(1,152)	(62,089)

Income (loss) before income taxes	(252,985)	667,603

Income tax expense	(10,134)	(254,734)

Net income (loss)	$(263,119)	$412,869

Net income (loss) per common share:
Basic	(0.02)	0.06
Diluted	(0.02)	0.06

Weighted average shares outstanding:
Basic	12,622,756	6,841,293
Diluted	12,622,756	7,166,646

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